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PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JULY 7, 1999)


                    EQUITY RESIDENTIAL PROPERTIES TRUST
                             3,089,547 SHARES



     All references in the Prospectus dated July 7, 1999, to the term "selling shareholder" are hereby deemed to include all transferees, assignees, distributees or pledgees of any person identified therein as a selling shareholder.

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          The date of this prospectus supplement is August 30, 1999